Exhibit 10.1

BENEFITFOCUS, INC.

THIRD AMENDED AND RESTATED 2012 STOCK PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

Benefitfocus, Inc. (the “Company”), pursuant to its Third Amended and Restated 2012 Stock Plan (the “Plan”), hereby grants to Participant an award of Restricted Shares of the Company’s Common Stock (“Shares”) as set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Award Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Participant:	[●]

Date of Grant:	December [●], 2022

Vesting Commencement Date:	N/A

Number of Restricted Shares Subject to Award:	[●]

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, the Shares subject to this Award shall vest as follows:

50% of the Shares will vest upon the consummation of a Change in Control (as defined below), subject to the Participant’s Continuous Service through the date of such occurrence.

50% of the Shares will vest on the six-month anniversary of the consummation of a Change in Control, subject to the Participant’s Continuous Service (including for this purpose, to the Company successor, as applicable) through such anniversary date.

For purposes of this Award, a “Change in Control” will be deemed to have occurred if any of the following conditions have occurred: (i) the merger or consolidation of the Company with another entity, where the Company is not the surviving entity and where immediately after the merger or consolidation (A) the Company’s stockholders immediately prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity or (B) the Company’s directors immediately prior to the merger or consolidation are less than a majority of the directors of the surviving entity; (ii) the sale of all or substantially all of the Company’s assets to a third party where immediately subsequent to the transaction (A) the Company’s stockholders immediately prior to the transaction hold less than 50% of the stock of said third party or (B) the Company’s directors immediately prior to the transaction are less than a majority of the board of directors of said third party; or (iii) a transaction or series of transactions, including a merger of the Company with another entity where the Company is the surviving entity, whereby (A) 50% or more of the voting stock of the Company immediately after the transaction is owned actually or beneficially by parties who held less than 30% of the Company’s voting stock, actually or beneficially, immediately prior to the transaction(s) or (B) the Company’s board of directors immediately after the transaction(s) or within 60 days thereof is comprised of less than a majority of the Company’s directors serving immediately prior to the transaction(s).

Accelerated Vesting:

If the Participant’s Continuous Service is terminated by the Company or its successor without Cause, or by the Participant for Good Reason, at the time of the consummation of a Change in Control, or at any time thereafter and prior to the six-month anniversary of the consummation of a Change in Control, then all unvested Shares will vest immediately prior to the effectiveness of such termination.

For purposes of this Award, the term “Cause” means (i) if the Participant is a party to a then-effective employment agreement with the Company or a subsidiary that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Continuous Service, or (ii) in the absence of such an agreement or definition, means the occurrence of any of the following: (A) the Participant’s violation of any applicable material law or regulation respecting the business of the Company; (B) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (C) the Participant’s act of dishonesty, fraud or misrepresentation made in connection with the Participant’s responsibilities as an employee; (D) the Participant’s gross misconduct that results in a reasonable probability of material injury (whether tangible or reputational) to the Company; or (E) the Participant’s material breach of any material obligations under any written agreement with the Company or the Participant’s continued failure to substantially perform the Participant’s material employment duties, which breach or failure is not cured to the Company’s reasonable satisfaction within five business days after notice thereof is delivered to the Participant.

For purposes of this Award, the term “Good Reason” means (i) if the Participant is a party to a then-effective employment agreement with the Company or a subsidiary that defines “Good Reason” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Continuous Service; or (ii) in the absence of such an agreement or definition, the occurrence of any of the following without the Participant’s written consent: (A) a material diminution in the Participant’s base salary or targeted annual bonus, or (B) a material diminution in the Participant’s authority, duties, or responsibilities; provided, however, that the Participant may not establish “Good Reason” under this clause (ii) unless the Participant has provided written notice of the existence of such condition to the Company within 30 days of the event constituting such Good Reason, and the Company fails to reasonably cure such condition within the 30-day period immediately following receipt of such notice and the Participant terminates his/her employment within 30 days after the end of the cure period.

Cancellation of Prior Award:

The Participant was previously granted an award of [●] restricted stock units by the Company on November 1, 2022 (the “Prior RSU Award”). The Participant acknowledges and agrees that this Award is intended to and does supersede and replace the Prior RSU Award in its entirety. As of the date hereof, the Prior RSU Award is cancelled and the Participant retains no right or interest in connection with the Prior RSU Award.

[Signature Page Immediately Follows]

The undersigned Participant acknowledges receipt of, and understands and agrees to be bound by, the terms of the Restricted Stock Award Agreement presented and accepted in conjunction with this Award and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the grant of Shares under the Award and supersede all prior oral and written agreements on that subject.

PARTICIPANT:	BENEFITFOCUS, INC.
Electronically Accepted on:	By:
Print Name:	Name:
Associate Number:	Title:
Grant Number:

Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile, signatures on scanned documents or email electronic signatures.

BENEFITFOCUS, INC.

THIRD AMENDED AND RESTATED 2012 STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (“Agreement”), Benefitfocus, Inc. (the “Company”) has awarded you (“Participant”) an award of Restricted Shares of the Company’s Common Stock (“Shares”) pursuant to the Company’s Third Amended and Restated 2012 Stock Plan (the “Plan”) for the number of Shares indicated in the Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in the Grant Notice or this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows:

1. ACQUISITION OF SHARES. By signing the Grant Notice, you are hereby granted the aggregate number of Shares specified in your Grant Notice, subject to the terms of the Grant Notice, the Plan, and this Agreement.

2. CONSIDERATION. Unless otherwise required by law, the Shares shall be deemed paid, in whole or in part, in exchange for past and future services rendered or to be rendered to the Company or a Related Corporation in the amounts and to the extent required by law.

3. VESTING AND FORFEITURES. The Shares will vest as set forth in the Grant Notice to which this Agreement is attached. In the event that your Continuous Service with the Company is terminated for any reason, all unvested Shares (taking into account any additional vesting pursuant to the “Accelerated Vesting” section of the Grant Notice) will be immediately and without necessity of any action or consent on your part be forfeited to the Company and you will thereafter have no rights to such forfeited Shares.

4. [RESERVED]

5. CAPITALIZATION CHANGES. The number of Shares issued pursuant to the Award and referenced in your Grant Notice may be adjusted from time to time for changes in capitalization pursuant to Section 13 of the Plan.

6. RIGHTS AS STOCKHOLDER. You will have full voting rights with respect to the Shares during and after the vesting period, except to the extent forfeited as described in Section 3 above. You will be entitled to receive dividends with respect to unvested Shares prior to the vesting of such Shares as follows: (a) any regular cash dividends paid with respect to an unvested Share will be retained by the Company and will be paid to you, without interest, within 30 days after the associated Share vests as provided in Section 3 above, and will be forfeited if and when the associated Share is forfeited, and (b) any property (other than cash) distributed with respect to an unvested Share (including without limitation a distribution of stock by reason of a stock dividend, stock split, or otherwise, or a distribution of other securities with respect to an associated Share) will be subject to the restrictions of this Agreement in the same manner and for so long as the associated Share remains subject to those restrictions, and will be forfeited if and when the associated Share is forfeited or will vest if and when the associated Share vests. If any Shares are forfeited pursuant to Section 3 above, then, on and after the date of such forfeiture, you will no longer have any rights as a stockholder with respect to such forfeited Shares or any interest therein.

7. NON-TRANSFERABILITY OF THE AWARD. Any Shares that are not vested are not transferable by you, except by will or by the laws of descent and distribution, and cannot be assigned by you.

8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Related Corporation, or on the part of the Company or any Related Corporation to continue such service. In addition, nothing in your Award shall obligate the Company or any Related Corporation, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an employee or consultant of the Company or any Related Corporation.

9. TAX CONSEQUENCES. You understand that Section 83 of the Code taxes as ordinary income the difference between the amount (if any) you paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the forfeiture condition set forth in Section 3 above. You understand that you may elect to be taxed at the time the Shares are received rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service (the “IRS”) within 30 days from the date of transfer of the Shares and that pursuant to Section 10 below you are agreeing to make such an 83(b) Election. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of the grant of the Shares and the transactions contemplated by this Agreement, including the effect of the 83(b) Election. You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10. SECTION 83(b) ELECTION; TAX WITHHOLDING OBLIGATIONS. You hereby agree to make an 83(b) Election with respect to the Shares granted hereunder using an election form provided by the Company. You agree to file such election within 30 days after the date hereof with the IRS Service Center at which you file your personal income tax returns, and will deliver to the Company a completed, executed copy of such election and the certified receipt evidencing the timely mailing of such election. You understand and agree that, in connection with making an 83(b) Election, you may incur tax obligations under federal, state, local, and/or foreign law and the Company will be required to satisfy a tax withholding obligation in connection therewith. In order to satisfy such tax withholding obligation, you hereby irrevocably authorize and direct the Company to withhold a sufficient number of Shares that are due to be delivered hereunder as the Company determines are necessary to satisfy such tax withholding obligation. Unless the tax withholding obligations of the Company and/or any Related Corporation are satisfied, the Company shall have no obligation to issue the Shares, and shall have no liability to you for any such delay in the issuance of the Shares.

11. NOTICES. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, (b) e-mail or facsimile with confirmation of receipt or (c) the date that is five days after deposit in the United States mail (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten days’ advance written notice to each of the other parties hereto:

COMPANY:	Benefitfocus, Inc.

Attn: General Counsel & Chief Legal Officer

100 Benefitfocus Way

Charleston, SC 29492

YOU:	Your address as on file with the Company at the time notice is given

12. MISCELLANEOUS.

(a) The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

(b) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(c) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(d) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13. CONFIDENTIALITY. The terms of your Award are confidential. You agree that you will not disclose the terms of your Award to any third party, other than your spouse/partner, your attorneys, your accountants, in connection with a government investigation or proceeding, or as required by law.

14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

15. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of South Carolina without regard to such state’s conflicts of laws rules.

16. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b) (1) promulgated under the Securities Act.

18. APPLICATION OF SECTION 409A. This Award is intended to be exempt from the application of Section 409A of the Code (“Section 409A”) pursuant to Treasury Regulation 1.409A-1(b)(4) (or any other applicable exemption). This Award Agreement shall be interpreted in a manner consistent with that intent. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, to the extent that (a) one or more of the payments or benefits received or to be received by you pursuant to this Agreement would constitute deferred compensation subject to the requirements of Section 409A, and (b) you are a “specified employee” within the meaning of Section 409A, then such payment or benefit (or portion thereof) will be delayed until the earliest date following your “separation from service” with the Company within the meaning of Section 409A on which the Company can provide such payment or benefit to you without your incurrence of any additional tax or interest pursuant to Section 409A, with all payments or benefits due thereafter occurring in accordance with the original schedule.